UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 24, 2012

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida 33496

(Address of principal executive offices) (Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2012, the Board of Directors (the “Board”) of Office Depot, Inc. (the “Company”) accepted the resignation of James S. Rubin from the Board. Mr. Rubin was one of three directors nominated pursuant to the terms of the Investor Rights Agreement, dated as of June 23, 2009 (the “Investor Rights Agreement”), among the Company, BC Partners, Inc. and certain funds advised by BC Partners, Inc. (collectively, the “Investors”). Because Mr. Rubin is no longer employed by BC Partners, Inc., he was required, under the Company’s Corporate Governance Guidelines, to submit his resignation to the Board.

On July 24, 2012, pursuant to the terms of the Investor Rights Agreement, the Investors nominated as their designee to replace Mr. Rubin, and the Board appointed, Eugene V. Fife (age 71) to serve as a director of the Company until the next annual meeting of shareholders. Since Mr. Fife is neither a consultant or employee of the Investors, the Investors have waived the requirement under the Investor Rights Agreement that Mr. Fife, as one of their Board designees, be an employee of the Investors.

Mr. Fife has served as the Founder and Managing Principal of Vawter Capital LLC, a private investment firm, since December 1999. Mr. Fife served as the interim CEO and President of Eclipsys Corporation, a provider of healthcare information services (“Eclipsys”), from April to November of 2005. Mr. Fife joined the board of directors of Eclipsys in May 1997 and served as the non-executive Chairman of Eclipsys’ board of directors from 2003 until 2010, when Eclipsys merged with Allscripts Healthcare Solutions, Inc. (“Allscripts”). From August 2010 to April 2012, Mr. Fife served as a member of the board of directors of Allscripts.

Mr. Fife was also formerly a partner of Goldman Sachs & Co. (“Goldman Sachs”) and served as a member of the Management Committee. Mr. Fife also served as the chairman of Goldman Sachs International, playing a pivotal role in establishing the firm in Europe, Eastern Europe and the Middle East. He retired from Goldman Sachs in 1995, but continues to serve as a Senior Director of the firm. Mr. Fife also serves as the Presiding Director of Caterpillar, Inc., a heavy equipment and engine manufacturer (“Caterpillar”), and serves as chair of the governance committee at Caterpillar.

Mr. Fife brings significant international, management and corporate governance experience to the Board. The Board has appointed Mr. Fife to serve on its Nominating and Corporate Governance Committee.

For his service as a non-executive director of the Board and his membership on the Nominating and Corporate Governance Committee, Mr. Fife will receive the same retainer fees as the other non-executive directors, pro-rated to reflect his term of service. A description of non-executive director retainer fees and committee fees is set forth in the section entitled “Director Compensation” in the Company’s proxy statement filed on March 15, 2012. There are no related party transactions between the Company and Mr. Fife, in his individual capacity, that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

OFFICE DEPOT, INC.

Date: July 26, 2012	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President,
General Counsel and Secretary